Exhibit 99.1

News Release

ADVANSIX ANNOUNCES FIRST QUARTER 2025 FINANCIAL RESULTS

1Q25 Sales of $378 million, up 12% versus prior year
1Q25 Earnings Per Share of $0.86; Adjusted Earnings Per Share of $0.93
1Q25 Cash Flow from Operations of $11 million, up $48 million versus prior year
1Q25 results include previously announced $26 million final insurance settlement proceeds related to 2019 PES supplier shutdown

Parsippany, N.J., May 2, 2025 - AdvanSix (NYSE: ASIX), a diversified chemistry company, today announced its financial results for the first quarter ending March 31, 2025. Overall, year-over-year results reflect improved operational performance, continued strength in Plant Nutrients, and the previously announced insurance settlement proceeds.
First Quarter 2025 Summary
•Sales up approximately 12% versus prior year driven by an approximately 7% increase in volume, 4% favorable market-based pricing and 1% higher raw material pass-through pricing
•Net Income of $23.3 million, an increase of $40.7 million versus the prior year
•Adjusted EBITDA of $51.6 million, an increase of $51.0 million versus the prior year
•Adjusted EBITDA Margin of 13.7%, up 1,350 bps versus the prior year
•Cash Flow from Operations of $11.4 million, an increase of $47.6 million versus the prior year
•Capital Expenditures of $34.1 million, a decrease of $1.3 million versus the prior year
•Free Cash Flow of ($22.6) million, an increase of $49.0 million versus the prior year

"Our significantly improved first quarter results demonstrate our commitment to execute in an evolving macroeconomic environment as we delivered operational performance to meet our customers' needs and drove the successful conclusion of our multi-year efforts to recover losses associated with the 2019 PES cumene supplier shutdown,” said Erin Kane, president and CEO of AdvanSix. “Our competitive position enabled our commercial team to achieve a 4% increase in market pricing led by strength in Plant Nutrients with continued robust ammonium sulfate premiums over urea, while we navigated margin impact driven by higher raw material prices, namely natural gas and sulfur. We remain well positioned to serve our customers across our diversified portfolio including fertilizer as the domestic planting season progresses, in acetone amid a balanced global supply and demand environment, and across a modestly recovering nylon industry. We have supplemented our commercial success with continued investment in growth and enterprise initiatives in support of sustainably improving through-cycle performance."

Summary first quarter 2025 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	1Q 2025	1Q 2024
Sales	$377,791	$336,829
Net Income (Loss)	23,344	(17,396)
Diluted Earnings Per Share	0.86	(0.65)
Adjusted Diluted Earnings Per Share (1)	0.93	(0.56)
Adjusted EBITDA (1)	51,626	595
Adjusted EBITDA Margin % (1)	13.7%	0.2%
Cash Flow from Operations	11,443	(36,202)
Free Cash Flow (1)(2)	(22,619)	(71,590)
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $378 million in the quarter increased approximately 12% versus the prior year. Sales volume increased approximately 7% primarily driven by improved performance following the operational disruption in the prior year period and higher granular ammonium sulfate sales supported by our SUSTAIN program. Market-based pricing was favorable by 4% driven by continued strength in Plant Nutrients reflecting favorable North American ammonium sulfate supply and demand conditions. Raw material pass-through pricing was up 1%.

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	1Q 2025		1Q 2024 (1)
	Sales	% of Total	Sales	% of Total
Nylon	$88,369	23%	$84,389	25%
Caprolactam	67,432	18%	61,476	18%
Plant Nutrients	128,240	34%	94,696	28%
Chemical Intermediates	93,750	25%	96,268	29%
Total	$377,791	100%	$336,829	100%
(1) The Company transferred certain products between its Chemical Intermediates product line and its Plant Nutrients product line to align more closely with its current sales structure. Historical information has been reclassified to reflect these changes for all periods presented in the Consolidated Financial Statements. Total revenue amounts were not impacted for either period.

Adjusted EBITDA of $51.6 million in the quarter increased $51.0 million versus the prior year primarily driven by improved operational performance, higher volume, and $26 million of insurance proceeds, partially offset by unfavorable net pricing over raw materials.

Adjusted earnings per share of $0.93 increased $1.49 versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of $11.4 million in the quarter increased $47.6 million versus the prior year primarily due to higher net income. Capital expenditures of $34.1 million in the quarter decreased $1.3 million versus the prior year.

Outlook
•Strong sulfur nutrition demand and tight North American ammonium sulfate supply expected to support sulfur premiums at or near high end of historical range; Anticipated higher raw material prices impacting fertilizer margins
•Acetone spread over refinery grade propylene costs anticipated to be lower year-over-year, in part due to higher input costs, but expected to remain at or above cycle averages
•Leveraging our nylon competitive position to navigate a more protracted downturn in the cycle - global oversupply conditions impacting industry pricing dynamics
•Expect Capital Expenditures of $145 to $155 million in 2025, reflecting the planned progression of our SUSTAIN growth program, and refined execution timing to address critical enterprise risk mitigation
•Continue to expect pre-tax income impact of plant turnarounds to be $25 to $30 million in 2025 versus approximately $58 million in 2024

"While we know that 2025 will again be another dynamic year, we are well-positioned as an American manufacturer of essential chemistries aligned to domestic agricultural and manufacturing supply chains and energy markets as well as a diverse set of end market applications, and will continue to pivot where needed. In times of uncertainty, we're keenly focused on delivering on what we can control. This includes taking a measured and disciplined approach to cost and cash management while maintaining smart investments for sustainable long-term performance. We also continue to protect our healthy balance sheet enabling our strategic capital allocation framework to provide optionality for further value creation and remain confident in the potential of AdvanSix,” concluded Kane.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on May 27, 2025 to stockholders of record as of the close of business on May 13, 2025.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:30 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international)

approximately 10 minutes before the 9:30 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s first quarter 2025 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on May 2 until 12 noon ET on May 9 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 5103628.

About AdvanSix
AdvanSix is a diversified chemistry company that produces essential materials for our customers in a wide variety of end markets and applications that touch people’s lives. Our integrated value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, tariffs or the imposition of new tariffs, trade wars, barriers or restrictions, or threats of such actions, changes in interest rates, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of new or proposed regulatory, trade or other policies of the U.S., and the conflict between Russia and Ukraine, the conflict in Israel and Gaza and related uncertainty in the surrounding region, and the possible expansion of such conflicts; the effect of any of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of a number of risks, uncertainties and other factors including those noted above and those identified in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as updated in subsequent reports filed with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. We do not undertake to update or revise any of our forward-looking statements.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$8,344	$19,564
Accounts and other receivables – net	179,336	145,673
Inventories – net	222,857	212,386
Taxes receivable	55	503
Other current assets	7,590	8,990
Total current assets	418,182	387,116
Property, plant and equipment – net	926,006	917,858
Operating lease right-of-use assets	144,844	153,438
Goodwill	56,192	56,192
Intangible assets	42,382	43,144
Other assets	38,368	37,172
Total assets	$1,625,974	$1,594,920

LIABILITIES
Current liabilities:
Accounts payable	$238,906	$228,761
Accrued liabilities	42,775	47,264
Income taxes payable	2,590	1,047
Operating lease liabilities – short-term	40,093	42,493
Deferred income and customer advances	26,582	37,538
Total current liabilities	350,946	357,103
Deferred income taxes	149,346	145,299
Operating lease liabilities – long-term	105,437	111,400
Line of credit – long-term	215,000	195,000
Other liabilities	10,877	11,468
Total liabilities	831,606	820,270

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 33,113,379 shares issued and 26,807,818 outstanding at March 31, 2025; 32,989,165 shares issued and 26,737,036 outstanding at December 31, 2024	331	330
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Treasury stock at par (6,305,561 shares at March 31, 2025; 6,252,129 shares at December 31, 2024)	(63)	(63)
Additional paid-in capital	137,677	136,872
Retained earnings	650,435	631,541
Accumulated other comprehensive income	5,988	5,970
Total stockholders' equity	794,368	774,650
Total liabilities and stockholders' equity	$1,625,974	$1,594,920

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Sales	$377,791	$336,829

Costs, expenses and other:
Costs of goods sold	324,320	333,864
Selling, general and administrative expenses	23,409	23,593
Interest expense, net	1,541	2,699
Other non-operating (income) expense, net	(408)	90
Total costs, expenses and other	348,862	360,246

Income (loss) before taxes	28,929	(23,417)
Income tax expense (benefit)	5,585	(6,021)
Net income (loss)	$23,344	$(17,396)

Earnings per common share
Basic	$0.87	$(0.65)
Diluted	$0.86	$(0.65)

Weighted average common shares outstanding
Basic	26,838,146	26,878,660
Diluted	27,289,144	26,878,660

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$23,344	$(17,396)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	19,178	19,102
(Gain) loss on disposal of assets	(210)	89
Deferred income taxes	4,054	1,108
Stock-based compensation	1,978	2,211
Amortization of deferred financing fees	155	155
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	(33,652)	(5,818)
Inventories	(10,471)	20,910
Taxes receivable	448	1,426
Accounts payable	19,362	(52,995)
Income taxes payable	1,543	(7,098)
Accrued liabilities	(4,949)	2,150
Deferred income and customer advances	(10,956)	(4,392)
Other assets and liabilities	1,619	4,346
Net cash provided by (used for) operating activities	11,443	(36,202)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(34,062)	(35,388)
Other investing activities	(2,732)	(1,419)
Net cash used for investing activities	(36,794)	(36,807)

Cash flows from financing activities:
Borrowings from line of credit	118,500	184,500
Repayments of line of credit	(98,500)	(109,500)
Principal payments of finance leases	(247)	(239)
Dividend payments	(4,290)	(4,290)
Purchase of treasury stock	(1,486)	(7,023)
Issuance of common stock	154	426
Net cash provided by financing activities	14,131	63,874

Net change in cash and cash equivalents	(11,220)	(9,135)
Cash and cash equivalents at beginning of period	19,564	29,768
Cash and cash equivalents at the end of period	$8,344	$20,633

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable	$14,605	$13,442

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended March 31,
	2025	2024
Net cash provided by (used for) operating activities	$11,443	$(36,202)
Expenditures for property, plant and equipment	(34,062)	(35,388)
Free cash flow (1)	$(22,619)	$(71,590)

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment.

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$23,344	$(17,396)
Non-cash stock-based compensation	1,978	2,211
Non-recurring, unusual or extraordinary (income) expense	—	—
Non-cash amortization from acquisitions	532	532
Non-recurring M&A costs	—	—
Income tax benefit relating to reconciling items	(430)	(465)
Adjusted Net income (loss) (non-GAAP)	25,424	(15,118)
Interest expense, net	1,541	2,699
Income tax expense (benefit) - Adjusted	6,015	(5,556)
Depreciation and amortization - Adjusted	18,646	18,570
Adjusted EBITDA (non-GAAP)	$51,626	$595

Sales	$377,791	$336,829

Adjusted EBITDA Margin (non-GAAP) (2)	13.7%	0.2%

(2) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales.

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$23,344	$(17,396)
Adjusted Net income (loss) (non-GAAP)	25,424	(15,118)

Weighted-average number of common shares outstanding - basic	26,838,146	26,878,660
Dilutive effect of equity awards and other stock-based holdings	450,998	—
Weighted-average number of common shares outstanding - diluted	27,289,144	26,878,660

EPS - Basic	$0.87	$(0.65)
EPS - Diluted	$0.86	$(0.65)
Adjusted EPS - Basic (non-GAAP)	$0.95	$(0.56)
Adjusted EPS - Diluted (non-GAAP)	$0.93	$(0.56)

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (3)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44(4)	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024	~$5	~$3	~$3	~$47(5)	~$58	Ammonia
2025E	~$5	~$5	—	$15-$20	$25-$30	Sulfuric Acid

(3) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.
(4) During the multi-site planned plant turnaround, additional required maintenance at our Frankford phenol plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates at our Hopewell and Chesterfield sites, resulting in an incremental $15 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense and lost sales.
(5) During the multi-site planned plant turnaround, additional required maintenance at our Hopewell plant contributed to reduced production across our integrated value chain and a delayed ramp to full operating rates, resulting in an incremental approximately $17 million unfavorable impact to pre-tax income, which is reflected in this amount and is inclusive of fixed cost absorption, higher maintenance expense, and lost sales.